Contacts:
URS Corporation
H. Thomas Hicks
Vice President
& Chief Financial Officer
(415) 774-2700

Sard Verbinnen & Co
        Hugh Burns/Jamie Tully/Jane Simmons
       (212) 687-8080

URS CORPORATION REPORTS FIRST QUARTER 2008 RESULTS

Revenues Increase 100%, Net Income Up 63%
from First Quarter 2007 Results

Full Year Guidance Reaffirmed

SAN FRANCISCO, CA – May 7, 2008 – URS Corporation (NYSE: URS) today reported its financial results for the first quarter of fiscal 2008, which ended on March 28, 2008.  Revenues for the quarter were $2.259 billion, a 100% increase from revenues of $1.132 billion during the first quarter of 2007.  Net income for the first quarter of 2008 was $49.4 million, a 63% increase from the $30.4 million reported for the corresponding period in 2007, and earnings per share (“EPS”) for the first quarter of 2008 was $0.60, fully diluted, 3% higher than the fully diluted EPS of $0.58 for the first quarter of last year. These results include the first full quarter of operations for the businesses obtained through the acquisition of Washington Group International, Inc.

During the first quarter of 2008, URS recorded non-cash amortization expense of $13.3 million pre-tax, or $0.09 per share on an after-tax basis, for amortization of the intangible assets associated with the acquisition of Washington Group International. Excluding this expense, net income for the first quarter of 2008 was $57.2 million, or $0.69 per share, fully diluted.  A table reconciling net income and EPS, excluding the non-cash amortization expense of purchased intangibles, to GAAP net income and EPS is attached to this release and is available on the investor relations section of the Company’s website at: www.urscorp.com.  For the purpose of calculating diluted EPS, weighted-average shares outstanding were 82.5 million for the first quarter of 2008.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “We are pleased with the Company’s results in the first quarter, which is the first full period to include the Washington Division. Our strong performance reflects positive trends across our federal and industrial and commercial sectors and the expansion of our positions in the high-growth power and oil and gas markets through the Washington Group acquisition.  The infrastructure sector remained stable during the quarter, as states and municipal agencies continued to move forward on critical transportation, water and wastewater and facilities projects. However, we continue to monitor this market closely, as states begin to finalize their budgets for 2009.”

  Mr. Koffel continued: “We expect continued strong performance over the long-term, based on our enhanced position in high-growth markets, our diverse revenue mix, and our ability to provide the full range of engineering, construction and technical services required to support every stage of the project life cycle. In addition, we ended the quarter with a $29.3 billion book of business, which underpins our expectation that we will achieve our financial objectives for the year.”

Business Segment Results
In addition to providing consolidated financial results, URS reports separate financial information for its three divisions: the URS Division, the EG&G Division and the Washington Division. The URS Division performs program management, planning, design and engineering, and construction management services in the federal, infrastructure, and industrial and commercial markets. The EG&G Division primarily serves the federal market, providing program management, systems engineering and technical assistance and operations and maintenance services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other agencies.  The Washington Division provides program management, planning, design and engineering, construction, operations and maintenance, and decommissioning and closure services to customers in the power, infrastructure, industrial and commercial and federal markets.

    Following the acquisition of the Washington Group, URS realigned certain businesses among its three operating segments, effective for fiscal year 2008. Consequently, quarterly results for each division are not comparable to the first quarter of last year.

URS Division.  For the first quarter of 2008, the URS Division reported revenues of $819 million and operating income of $57.3 million.
EG&G Division.  For the first quarter of 2008, the EG&G Division reported revenues of $549 million and operating income of $26.5 million.
Washington Division.  For the first quarter of 2008, the Washington Division reported revenues of $902 million and operating income of $48.2 million.

Outlook for the Remainder of Fiscal 2008
URS reaffirmed its expectation that fiscal 2008 revenues will be approximately $9.8 billion.  The Company continues to expect that GAAP net income will be between $187 and $197 million and GAAP EPS will be in the range of $2.24 to $2.36. URS also continues to expect that fiscal 2008 net income, excluding $54 million of pre-tax amortization of intangible assets related to the acquisition of Washington Group, will be between $218 and $228 million, or between $2.61 and $2.73 per share, on a fully diluted basis. A table reconciling expected net income and EPS excluding the charge for amortization of purchased intangibles, to expected GAAP net income and earnings per share is attached to this release and is available on the investor relations section of the Company’s website at: www.urscorp.com.

The Company reaffirmed its expectation that its effective tax rate in 2008 will be approximately 41.5%, and that fully diluted weighted average shares outstanding will be approximately 83.5 million. Finally, URS reaffirmed that it expects net interest expense in 2008 to be approximately $88 million.

Webcast Information
URS will host a dial-in conference call on Thursday, May 8, 2008 at 11:00 a.m. (EDT) to discuss its first quarter fiscal 2008 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.

URS Corporation is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world. The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services. URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs. Headquartered in San Francisco, the Company operates through three divisions: the URS Division, the EG&G Division and the Washington Division. URS Corporation has more than 50,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
# # #
Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future business trends, future earnings, future tax rates, future outstanding shares, future interest expenses and future economic and industry conditions.  The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties. We caution that a variety of factors could cause the Company’s business and financial results to differ materially from those expressed or implied in the Company’s forward-looking statements. These factors include, but are not limited to:  an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s leveraged position and ability to service its debt; restrictive covenants in the Company’s Credit Facility; the Company’s integration of the Washington Group International, Inc.; the Company’s ability to procure government contracts; the Company’s reliance on government appropriations; the ability of the government to unilaterally terminate the Company’s contracts; the Company’s ability to make accurate estimates and control costs; the Company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; the Company’s dependence on subcontractors and suppliers; customer payment defaults; availability of bonding and insurance; environmental liabilities; liabilities for pending and future litigation; the impact of changes in regulations and laws; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; employee, agent and partner misconduct; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; the Company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in the Company's Form 10-Q for the quarter ended March 28, 2008, as well as in other reports filed from time to time with the Securities and Exchange Commission.  These forward-looking statements represent only the Company’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made.  The Company assumes no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except per share data)

	March 28, 2008	December 28, 2007
ASSETS
Current assets:
Cash and cash equivalents, including $106,065 and $161,089 of short-term money market funds, respectively	$192,657	$256,502
Accounts receivable, including retentions of $61,574 and $58,366, respectively	1,036,115	1,015,052
Costs and accrued earnings in excess of billings on contracts in process	1,046,429	1,023,302
Less receivable allowances	(46,781)	(51,173)
Net accounts receivable	2,035,763	1,987,181
Deferred tax assets	138,740	133,888
Prepaid expenses and other assets	177,819	210,807
Total current assets	2,544,979	2,588,378
Investments in unconsolidated affiliates	227,387	206,721
Property and equipment at cost, net	354,090	357,907
Intangible assets, net	559,550	572,974
Goodwill	3,139,271	3,139,618
Other assets	82,960	64,367
Total assets	$6,908,237	$6,929,965
LIABILITIES, MINORITY INTERESTS, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$728	$15,638
Current portion of long-term debt	17,769	17,964
Accounts payable and subcontractors payable, including retentions of $69,834 and $73,491, respectively	728,268	693,614
Accrued salaries and wages	373,998	486,853
Billings in excess of costs and accrued earnings on contracts in process	297,092	296,752
Accrued expenses and other	150,997	170,782
Total current liabilities	1,568,852	1,681,603
Long-term debt	1,288,523	1,288,817
Deferred tax liabilities	163,055	137,058
Self-insurance reserves	89,825	73,253
Pension, post-retirement, and other benefit obligations	153,842	156,843
Other long-term liabilities	84,857	88,735
Total liabilities	3,348,954	3,426,309
Commitments and contingencies
Minority interests	27,422	25,086
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 100,000 shares; 84,410 and 83,355 shares issued, respectively; and 84,358 and 83,303 shares outstanding, respectively	844	833
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	2,806,247	2,797,238
Accumulated other comprehensive income	11,536	16,635
Retained earnings	713,521	664,151
Total stockholders’ equity	3,531,861	3,478,570
Total liabilities, minority interests and stockholders’ equity	$6,908,237	$6,929,965

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	March 28, 2008	March 30, 2007

Revenues	$2,259,027	$1,132,016
Cost of revenues	2,156,745	1,064,310
General and administrative expenses	16,178	13,598
Equity in income of unconsolidated affiliates	29,746	3,578
Operating income	115,850	57,686
Interest expense	25,618	3,940
Income before income taxes and minority interests	90,232	53,746
Income tax expense	37,451	22,306
Minority interests in income of consolidated subsidiaries, net of tax	3,411	1,079
Net income	49,370	30,361
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	5,413	970
Interest rate swaps, net of tax	(10,512)	—
Comprehensive income	$44,271	$31,331

Earnings per share:
Basic	$.60	$.59
Diluted	$.60	$.58
Weighted-average shares outstanding:
Basic	81,806	51,249
Diluted	82,450	52,106

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended
	March 28, 2008	March 30, 2007

Cash flows from operating activities:
Net income	$49,370	$30,361
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	14,374	9,433
Amortization of intangible assets	13,424	251
Amortization of debt issuance costs	2,052	429
Provision for doubtful accounts	481	530
Deferred income taxes	20,799	(249)
Stock-based compensation	6,627	6,636
Excess tax benefits from stock-based compensation	(298)	(1,500)
Minority interests in income of consolidated subsidiaries, net of tax	3,411	1,079
Changes in operating assets, liabilities and other, net of effects of acquisition:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(49,092)	434
Prepaid expenses and other assets	4,259	(7,583)
Investments in unconsolidated affiliates	(14,831)	5,024
Accounts payable, accrued salaries and wages and accrued expenses	(105,651)	(48,674)
Billings in excess of costs and accrued earnings on contracts in process	9,770	(42,162)
Other long-term liabilities	2,786	(273)
Other assets, net	18,666	(1,962)
Total adjustments and changes	(73,223)	(78,587)
Net cash from operating activities	(23,853)	(48,226)
Cash flows from investing activities:
Payment for business acquisition	(1,686)	—
Proceeds from disposal of property and equipment, and sale-leaseback transactions	4,422	—
Investments in unconsolidated affiliates	(13,643)	—
Decrease in restricted cash	2,511	—
Capital expenditures, less equipment purchased through capital leases and equipment notes	(15,478)	(4,771)
Net cash from investing activities	(23,874)	(4,771)
Cash flows from financing activities:
Long-term debt principal payments	(2,175)	(379)
Net payments under lines of credit and short-term notes	(34)	(4,705)
Net change in book overdrafts	(14,910)	27,802
Capital lease obligation payments	(2,023)	(3,296)
Excess tax benefits from stock-based compensation	298	1,500
Proceeds from employee stock purchases and exercises of stock options	2,726	7,427
Net cash from financing activities	(16,118)	28,349
Net decrease in cash and cash equivalents	(63,845)	(24,648)
Cash and cash equivalents at beginning of period	256,502	89,502
Cash and cash equivalents at end of period	$192,657	$64,854

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended
	March 28, 2008	March 30, 2007

Supplemental information:
Interest paid	$25,584	$5,084
Taxes paid	$1,550	$26,378

Supplemental schedule of noncash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$2,519	$7,470

 URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE AMORTIZATION OF INTANGIBLE ASSETS RELATED TO THE WASHINGTON GROUP INTERNATIONAL, INC. ACQUISITION

Net income and fully diluted EPS excluding the impact of the amortization of these intangible assets are not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of the amortization of these intangible assets related to the WGI acquisition.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our underlying business with the actual performance of our business in prior periods when no amortization of these intangible assets was required. Net income and fully diluted EPS excluding the impact of the amortization of intangible assets related to the WGI acquisition should not be used as a substitute for net income and fully diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and fully diluted EPS, before the impact of the amortization of intangible assets related to the WGI acquisition, to the projected GAAP net income and fully diluted EPS for fiscal year 2008.

	Range of Net Income	Range of Fully Diluted EPS
(In millions, except per share data)
Before the impact of the amortization of intangible assets	$218 to $228	$2.61 to $2.73
Amortization of intangible assets, net of tax	$31	$0.37

GAAP amounts	$187 to $197	$2.24 to $2.36

Below is the reconciliation of net income and fully diluted EPS, before the impact of the amortization of intangible assets related to the WGI acquisition, to GAAP net income and fully diluted EPS for the first quarter of 2008.

	Net Income	Fully Diluted EPS
(In millions, except per share data)
Before the impact of the amortization of intangible assets	$57.2	$.69
Amortization of intangible assets, net of tax	7.8	.09

GAAP amounts	$49.4	$.60

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In billions)	March 28, 2008	December 28, 2007

Backlog	$17.8	$17.6
Designations	3.2	3.1
Option years	2.6	2.4
Indefinite delivery contracts	5.7	5.7

Total book of business	$29.3	$28.8

    Backlog and option years as of December 28, 2007 has been reduced by $1.0 billion and $126 million, respectively, to conform the amounts acquired from WGI related to construction joint ventures from a proportional consolidation method to the equity method, in order to conform to URS’ revenue recognition practice.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

(In millions)	Three Months Ended March 28, 2008	Three Months Ended March 30, 2007
Revenues
URS Division	$819.2	$727.3
EG&G Division	549.2	337.8
Washington Division	901.6	69.7
Inter-segment, eliminations and other	(11.0)	(2.8)
Total revenues	$2,259.0	$1,132.0

Operating income
URS Division	$57.3	$52.1
EG&G Division	26.5	15.8
Washington Division	48.2	3.6
Inter-segment and other unallocated operating costs	—	(0.2)
General and administrative expenses	(16.2)	(13.6)
Total operating income	$115.8	$57.7

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION
THREE MONTHS ENDED MARCH 28, 2008

(In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$52	$338	$158	$270	$818
EG&G Division	—	—	549	—	549
Washington Division	348	84	116	344	892
Total	$400	$422	$823	$614	$2,259